AMENDMENT NO. 4 TO THE

DISTRIBUTION AND SERVICE PLAN (COMPENSATION) (the “Plan”)

CLASS A SHARES, CLASS C SHARES AND CLASS R SHARES

Of the Funds listed on Schedule A (each, a “Fund” and collectively, the “Funds”)

The Distribution and Service Plan (the “Plan”), dated as of May 24, 2019, as subsequently amended, pursuant to Rule 12b-1, is hereby amended, dated September 30, 2020, as follows:

WHEREAS, the Trust desires to amend the Agreement to change the following Funds’ names:

FUND NAME	NEW FUND NAME
Invesco Oppenheimer Developing Markets Fund	Invesco Developing Markets Fund
Invesco Oppenheimer Discovery Mid Cap Growth Fund	Invesco Discovery Mid Cap Growth Fund
Invesco Oppenheimer Emerging Markets Innovators Fund	Invesco Emerging Markets Innovators Fund
Invesco Oppenheimer Emerging Markets Local Debt Fund	Invesco Emerging Markets Local Debt Fund
Invesco Oppenheimer Fundamental Alternatives Fund	Invesco Fundamental Alternatives Fund
Invesco Oppenheimer Global Allocation Fund	Invesco Global Allocation Fund
Invesco Oppenheimer Global Strategic Income Fund	Invesco Global Strategic Income Fund
Invesco Oppenheimer International Bond Fund	Invesco International Bond Fund
Invesco Oppenheimer SteelPath MLP Alpha Fund	Invesco SteelPath MLP Alpha Fund
Invesco Oppenheimer SteelPath MLP Alpha Plus Fund	Invesco SteelPath MLP Alpha Plus Fund
Invesco Oppenheimer SteelPath MLP Income Fund	Invesco SteelPath MLP Income Fund
Invesco Oppenheimer SteelPath MLP Select 40 Fund	Invesco SteelPath MLP Select 40 Fund
Invesco Oppenheimer Total Return Bond Fund	Invesco Core Bond Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

“SCHEDULE A

DISTRIBUTION AND SERVICE PLAN (COMPENSATION)

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Portfolio	Share Class	Maximum Asset Based Sales Charge		Maximum Shareholder Services Fee		Maximum Aggregate Fee
Invesco Core Bond Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Developing Markets Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Discovery Mid Cap Growth Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Emerging Markets Innovators Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %

Invesco Emerging Markets Local Debt Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Fundamental Alternatives Fund	Class A Class C Class R	NONE 0.75 0.50	% %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %
Invesco Global Allocation Fund	Class A Class C Class R	NONE 0.75 0.50	% %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %
Invesco Global Strategic Income Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco International Bond Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco SteelPath MLP Select 40 Fund	Class A Class C	NONE 0.75%		0.25 0.25	% %	0.25 1.00	% %
Invesco SteelPath MLP Alpha Fund	Class A Class C	NONE 0.75%		0.25 0.25	% %	0.25 1.00	% %
Invesco SteelPath MLP Income Fund	Class A Class C	NONE 0.75%		0.25 0.25	% %	0.25 1.00	% %
Invesco SteelPath MLP Alpha Plus Fund	Class A Class C	NONE 0.75%		0.25 0.25	% %	0.25 1.00	% %”